UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
January  17, 2014

TARGET ACQUISITIONS I, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53328	26-2895640
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Chunshugou Luanzhuang Village, Zhuolu County, Zhangjiakou, Hebei Province, China, 075600
 (Address of principal executive offices)

86-313-6732526
 (Registrant's telephone number, including area code)

56 Laenani Street
Haiku, HI 96708
 (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on forward-looking statements. Forward-looking statements include, among other things, statements relating to:

●	Our ability to produce concentrated iron powder at a profitable margin;
●	the uncertainty of acquiring mining rights in relation to the areas around the production facilities;
●	the impact that a downturn or negative changes in the steel market may have on sales;
●	our ability to obtain additional capital in future years to fund our expansion;
●	economic, political, regulatory, legal and foreign exchange risks associated with our operations; and
●	the loss of key members of our senior management.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

the “Company,” “we,” “us,” and “our” refer to the combined business of (i) Target Acquisitions I, Inc. or “Target Acquisitions,” a Delaware corporation, (ii) China Real Fortune Mining Limited, or “Real Fortune BVI,” a BVI  limited company and wholly-owned subsidiary of Target Acquisitions, (iii) Real Fortune Holdings Limited, or “Real Fortune HK,” a Hong Kong limited company and wholly-owned subsidiary of Real Fortune BVI,  (iv) Zhangjiakou TongDa Mining Technologies Service Co., Ltd., or “China Tongda,” a Chinese limited company and wholly-owned subsidiary of Real Fortune HK, and (v) Zhuolu Jinxin Mining Co., Ltd., or “China Jinxin,” a Chinese limited company which is effectively and substantially controlled by China Tongda through a series of agreements, as the case may be;

“BVI” refers to the British Virgin Islands;
“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;
“PRC,” “China,” and “Chinese,” refer to the People’s Republic of China (excluding Hong Kong and Taiwan);
“Renminbi” and “RMB” refer to the legal currency of China;
“Securities Act” refers to the Securities Act of 1933, as amended; and
“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States.

In this report we are relying on and refer to information and statistics regarding the iron ore and steel industries and the economy in China that we have obtained from various cited government and institute research publications. Much of this information is publicly available and has not been specifically prepared for use by us or incorporation in this report or otherwise. We have not independently verified such information, and you should not unduly rely upon it.

Item 1.01  Entry into a Material Definitive Agreement;   Item 2.01 Completion of Acquisition or Disposition of Assets

On January 17, 2014, our Board of Directors approved the acquisition of Haixing Huaxin Mining Industry Co., Ltd. ("China Huaxin"). On January 17, 2014, we entered into a series of substantially identical agreements (“Share Purchase Agreements”) with Jiazhen Liu, Changkui Zhu, Dongli Sun, Meijie Wang and Xingwang Shao, the shareholders of Haixing Huaxin Mining Industry Co., Ltd. (“China Huaxin”) pursuant to which we acquired the right to acquire 100% of the outstanding shares of China Huaxin.  The consideration to be paid to the shareholders of China Huaxian (the “Shareholders”) for their interests consisted, in the aggregate, of 10 million RMB, or US$1.65 million. We also confirmed the payment terms with the Shareholders and agreed that in addition to the 10 million RMB they would receive an aggregate of 5.1 million shares of our common stock.

China Tongda, our wholly-owned Chinese subsidiary, filed a notice of transfer with respect to the change of ownership of China Huaxin with the local company registration authority which was approved on January 23, 2014.

To consummate the acquisition of China Huaxin, in a private placement completed on January 20, 2014, we issued to three Chinese investors our 4% convertible promissory notes due June 30, 2014  in the aggregate face amount of 10 million RMB, or US$1.65 million (the “Notes”).  The Notes bear interest at the rate of 4% per annum and the face amount of the Notes  is convertible into shares of our common stock at an effective conversion price of 11.11 RMB or US $1.79 per share, with accrued interest payable in cash.

China Huaxin was established in August 2010 and is located in Haixing Qingxian Industrial Park, Cangzhou, Heibei Province PRC. The business of the company will be to produce and sell Direct Reduced Iron (DRI) produced using advanced reduction rotary kiln technology with iron sand as the principal raw material.  China Huaxin intends to import iron sands from New Zealand, Australia, Indonesia and the Philippines. To date, China Huaxin has conducted no business activities other than construction of its DRI production facility (the “DRI Facility”) in Haixing County, Hebei Province, about 50 km from the nearest port. The total amount expended to construct the DRI Facility, inclusive of both hard and soft costs, was approximately 244,270,000 RMB  or US$39 million and China Huaxin currently has liabilities of approximately 233,470,000 RMB or US$ 38 million.  Construction of the DRI Facility has been completed and trial production is scheduled to commence within thirty (30) days.

‘Reduced iron’ derives its name from the chemical change that iron ore undergoes when it is heated in a furnace at high temperatures in the presence of hydrocarbon-rich gasses. ‘Direct reduction’ refers to processes which reduce iron oxides to metallic iron below the melting point of iron. The product of such solid state processes are called direct reduced iron (DRI). The Company’s DRI Facility is projected to produce DRI with an iron grade of over 92%.

The Company’s DRI Facility occupies an area of 200,000 m.2    The DRI Facility occupies 60,000 m2, of land and there is a raw material storage area of 14,000 m2 with a 100,000 ton storage capacity, a workshop area of 4500 m2, a water storage pool of 4000m3 to supplement water supplies, and an office building of 2,400 m2. The plant design is intended to permit the processing of 2,000,000 iron sand per annum with an annual output capacity of 1,000,000 tons of DRI.

The equipment installed in the DRI Facility includes 2 sets of Rotary Kilns that are 36m each in length and capable of processing 6000 tons of raw material per day, and 3 sets of Gas Furnaces to produce carbon monoxide for use in the reduction process. The equipment also includes 6 sets of Grinding Equipment and 3 sets of Wet Magnetic Separation Machineries with processing capacity of 7200 tons per day. In addition there are 30 sets of Hydraulic Machines with a capacity of 5,000 tons per day to press block the finished product.

Item 3.02 Unregistered Sales of Equity Securities.

To consummate the acquisition of China Huaxin, in a private placement completed on January 20, 2014, we issued to three Chinese investors our convertible promissory notes in the aggregate face amount of 10 million RMB (the “Notes”). The Notes bear interest at the rate of 4% per annum and the face amount of each Note is convertible into shares of our common stock at an effective conversion price of 11.11 RMB or US$1.79 per share.

The issuance and sale of the Notes was exempt from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Regulation S and Section 4(2) of the Securities Act. The Notes were and the certificates evidencing any shares which may be issued upon conversion of the Notes will be endorsed with a legend restricting their transfer except in accordance with the registration requirements of the Securities Act or an exemption therefrom.

On January 17, 2014, we agreed to issue a total of 5,100,000 shares of our common stock to Jiazhen Liu (4,080,000 shares), Changkui Zhu (510,000 shares), Dongli Sun (255,000 shares), Meijie Wang (153,000 shares) and Xingwang Shao (102,000 shares), the shareholders of Haixing Huaxin Mining Industry Co., Ltd. (“China Huaxin”), all of whom are Chinese residents, in connection with acquisition of all of the outstanding shares of China Huaxin.

The issuance and sale of the shares was exempt from registration requirements of the Securities Act under Regulation S. The certificates evidencing the shares will be endorsed with a legend restricting their transfer except in accordance with the registration requirements of the Securities Act or an exemption therefrom.

(c) Exhibits

Exhibit No.	Description

10.1	Share Exchange Agreement, dated as of January 17, 2014, among Target Acquisitions I, Inc., ZhangJiaKou TongDa Mining Technologies Service Co. Ltd., and Jiazhen Liu.
10.2	Share Exchange Agreement, dated as of January 17, 2014, among Target Acquisitions I, Inc., ZhangJiaKou TongDa Mining Technologies Service Co. Ltd., and Changkui Zhu.
10.3	Share Exchange Agreement, dated as of January 17, 2014, among Target Acquisitions I, Inc., ZhangJiaKou TongDa Mining Technologies Service Co. Ltd., and Dongli Sun.
10.4	Share Exchange Agreement, dated as of January 17, 2014, among Target Acquisitions I, Inc., ZhangJiaKou TongDa Mining Technologies Service Co. Ltd., and Meijie Wang.
10.5	Share Exchange Agreement, dated as of January 17, 2014, among Target Acquisitions I, Inc., ZhangJiaKou TongDa Mining Technologies Service Co. Ltd., and Xingwang Shao.
10.6	Convertible Promissory Note with a private investor in the face amount of RMB 3,333,333
10.7	Convertible Promissory Note with a private investor in the face amount of RMB 3,333,333
10.8	Convertible Promissory Note with a private investor in the face amount of RMB 3,333,333

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2014

Target Acquisitions I, Inc.
(Registrant)

Changkui Zhu
*Signature

Chief Executive Officer
Title

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Exchange Agreement, dated as of January 17, 2014, among Target Acquisitions I, Inc., ZhangJiaKou TongDa Mining Technologies Service Co. Ltd., and Jiazhen Liu.
10.2	Share Exchange Agreement, dated as of January 17, 2014, among Target Acquisitions I, Inc., ZhangJiaKou TongDa Mining Technologies Service Co. Ltd., and Changkui Zhu.
10.3	Share Exchange Agreement, dated as of January 17, 2014, among Target Acquisitions I, Inc., ZhangJiaKou TongDa Mining Technologies Service Co. Ltd., and Dongli Sun.
10.4	Share Exchange Agreement, dated as of January 17, 2014, among Target Acquisitions I, Inc., ZhangJiaKou TongDa Mining Technologies Service Co. Ltd., and Meijie Wang.
10.5	Share Exchange Agreement, dated as of January 17, 2014, among Target Acquisitions I, Inc., ZhangJiaKou TongDa Mining Technologies Service Co. Ltd., and Xingwang Shao.
10.6	Convertible Promissory Note with a private investor in the face amount of RMB 3,333,333
10.7	Convertible Promissory Note with a private investor in the face amount of RMB 3,333,333
10.8	Convertible Promissory Note with a private investor in the face amount of RMB 3,333,333